    As filed with the Securities and Exchange Commission on January 22, 1999
                                                       Registration No 333-_____
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                SYMANTEC CORPORATION
               (Exact name of registrant as specified in its charter)


                     DELAWARE                       77-0181864
         (State or other jurisdiction of         (I.R.S. employer
          incorporation or organization)        identification no.)


                                 10201 TORRE AVENUE
                            CUPERTINO, CALIFORNIA  95014
                      (Address of principal executive offices)

                  SYMANTEC CORPORATION 1996 EQUITY INCENTIVE PLAN
                              (Full title of the plan)

                                DEREK P. WITTE, ESQ.
                                SYMANTEC CORPORATION
                                 10201 TORRE AVENUE
                            CUPERTINO, CALIFORNIA  95014
                                   (408) 253-9600
             (Name, address and telephone number of agent for service)

                                     COPIES TO:
                              Jeffery L. Donovan, Esq.
                                 Fenwick & West LLP
                                Two Palo Alto Square
                            Palo Alto, California  94306

                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
   Title of Securities to be               Amount             Proposed Maximum        Proposed Maximum             Amount of
           Registered                      to be             Offering Price Per      Aggregate Offering        Registration Fee
                                         Registered                 Share                   Price
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value          2,275,148(1)             $20.65625(2)           $46,996,025.88(2)             $13,065

(1) Represents additional shares available for issuance under the Symantec Corporation 1996 Equity Incentive Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to the shares registered under Form S-8 Registration Statement Nos. 333-07223, 333-18355 and 333-39175. A total of 6,726,654 shares issuable under the Symantec Corporation 1996 Equity Incentive Plan have previously been registered under the Securities Act.
(2) Estimated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on January 14, 1999, solely for the purpose of calculating the amount of the registration fee.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,275,148 shares under the Symantec Corporation 1996 Equity Incentive Plan (the "PLAN"), which increase in shares was approved by the stockholders at Symantec Corporation's Annual Meeting of Stockholders on September 17, 1998. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statement Nos. 333-07223, 333-18355 and 333-39175 are hereby incorporated by reference.

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Gregory E. Myers, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on the 22nd day of January, 1999.

                                       SYMANTEC CORPORATION

                                       By: /s/ Gregory E. Myers
                                           ___________________________
                                            Gregory E. Myers
                                            Vice President Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                     TITLE                           DATE
       ---------                     -----                           ----
CHIEF EXECUTIVE OFFICER:

/s/ Gordon E. Eubanks, Jr.
---------------------------      President, Chief Executive    January 22, 1999
Gordon E. Eubanks, Jr.           Officer and Director

       SIGNATURE                     TITLE                           DATE
       ---------                     -----                           ----
CHIEF FINANCIAL AND ACCOUNTING
OFFICER:

/s/ Gregory E. Myers
---------------------------       Vice President,              January 22, 1999
Gregory E. Myers                  Finance


ADDITIONAL DIRECTORS:

/s/ Carl D. Carman
---------------------------       Chairman of the Board        January 22, 1999
Carl D. Carman

/s/ Charles M. Boesenberg
---------------------------       Director                     January 22, 1999
Charles M. Boesenberg

/s/ Walter W. Bregman
---------------------------       Director                     January 22, 1999
Walter W. Bregman

/s/ Robert S. Miller
---------------------------       Director                     January 22, 1999
Robert S. Miller

/s/ Robert R.B. Dykes
---------------------------       Director                     January 22, 1999
Robert R.B. Dykes

/s/ Tania Amochaev
---------------------------       Director                     January 22, 1999
Tania Amochaev

                                   Exhibit Index
                                   -------------

DOCUMENT
--------
 4.01      Symantec Corporation 1996 Equity Incentive Plan, as amended.

 4.02 The Registrant's Restated Certificate of Incorporation (incorporated by reference to Annex G filed with the Registrant's Joint Management
           Information Circular and Proxy Statement (No. 000-17781) dated
           October 17, 1995).

 4.03 The Registrant's Bylaws, as currently in effect (incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1 (File No. 33-28655) originally filed on May 19, 1989, and Amendment No. 1 thereto filed June 21, 1989, which Registration
           Statement became effective June 22, 1989).

 5.01      Opinion of Fenwick & West LLP.

 23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02     Consent of Ernst & Young LLP, Independent Auditors.

 24.01     Power of Attorney (see page 3).